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                                                                                                                           Exhibit 1
SADIA

                                   SADIA DIVULGA SEU FATURAMENTO BRUTO NO MERCADO INTERNO, EXTERNO
                                                    E TOTAL DE SETEMBRO DE 2002.

                                                      Sadia S.A. - Consolidado
                                                   Leg. Societaria (em R$ milhoes)
RECEITA OPERACIONAL BRUTA               ACUMULADO (JANEIRO A SETEMBRO)     ACUMULADO NO 3(DEGREE)TRIMESTRE          SETEMBRO
-------------------------               ------------------------------     -------------------------------          --------
                                         2002         2001       VAR %        2002       2001      VAR %      2002     2001    VAR %
                                         ----         ----       -----        ----       ----      -----      ----     ----    -----
VENDAS DE PRODUTOS E MERCADORIAS        3,305.3     2,847.8      16.1%      1,280.7     1,025.9    24.8%     522.8    361.5    44.6%
    Mercado Interno                     1,909.5     1,769.5       7.9%       674.6       618.7      9.0%     226.7    197.3    14.9%
    Mercado Externo                     1,395.8     1,078.3      29.4%       606.1       407.2     48.8%     296.1    164.2    80.3%

Nota:  Informacoes nao auditadas.


                            SADIA INFORMS ITS GROSS OPERATING REVENUE FROM BOTH DOMESTIC AND EXPORT SALES AND TOTAL
                                                          REVENUES FOR SEPTEMBER 2002.

                                                      Sadia S.A. - Consolidated
                                               Brazilian Corporate Law (in R$ million)
GROSS OPERATING REVENUE                     YTD (JANUARY - SEPTEMBER)                 QTD (3Q02)                    SEPTEMBER
-----------------------                     -------------------------                 ----------                    ---------
                                         2002         2001       VAR %        2002       2001      VAR %      2002     2001    VAR %
                                         ----         ----       -----        ----       ----      -----      ----     ----    -----
TOTAL SALES                             3,305.3     2,847.8      16.1%      1,280.7     1,025.9    24.8%     522.8    361.5    44.6%
    Domestic Market                     1,909.5     1,769.5       7.9%       674.6       618.7      9.0%     226.7    197.3    14.9%
    Exports                             1,395.8     1,078.3      29.4%       606.1       407.2     48.8%     296.1    164.2    80.3%

Note:  Unaudited Information

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